UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2020

DATA443 RISK MITIGATION, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-30542	86-0914051
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 J Morris Commons Lane, Suite 105
Morrisville, North Carolina 27560

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 919-858-6542

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
none	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 4.01	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

(a)	Dismissal of Independent Registered Public Accounting Firm.

On 28 September 2020, Data443 Risk Mitigation, Inc. a Nevada corporation (the “Company”) dismissed Thayer O’Neal Company, LLC (“O’Neal”) as its independent registered public accounting firm after the Company was informed that O’Neal had applied for de-registration from the Public Company Accounting Oversight Board (the “PCAOB”). It is further noted as follows:

(i) O’Neal issued audited consolidated financial statements for the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the years then ended (the “Financial Statements”).

(ii) The Financial Statements did not contain an adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope, or accounting principles with the exception that the Financial Statements were prepared assuming that the Company would continue as a going concern, and O’Neal noted that the Company had not established sufficient revenues to cover its operating costs and had suffered from continued losses from operations. As of December 31, 2019 and 2018 the Company had a working capital deficit and did not have the sufficient cash resources available to meet its planned business objectives. These and other factors raised substantial doubt about the Company’s ability to continue as a going concern. The plan of the Company’s regarding these matters was also described in the notes to the Financial Statements. The Financial Statements did not include any adjustments that might result from the outcome of this uncertainty.

(iii) The Company’s Board of Directors participated in and approved the decision to change independent registered public accounting firms.

(iv) During the fiscal years ended 31 December 2019 and 2018, and through 28 September 2020, there were no “disagreements” (as such term is defined in Item 304 of Regulation S-K) with O’Neal on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of O’Neal would have caused O’Neal to make reference thereto in their reports on the financial statements for such periods. In addition, with the exception of material weaknesses related to our internal control over financial reporting, there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

(v) The Company provided O’Neal with a copy of the foregoing disclosures in this Current Report on Form 8-K and requested in writing that O’Neal furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not O’Neal agrees with such disclosures. A copy of the letter provided by O’Neal is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)	Engagement of New Independent Registered Public Accounting Firm.

Effective 28 September 2020, the Company engaged TPS Thayer, LLC Certified Public Accountants (“TPS”) as the Company’s new independent registered public accounting firm for the interim period ended 30 September 2020 and for the Company’s fiscal year ended 31 December 2020. During the two most recent fiscal years and through 28 September 2020, the Company had not consulted with TPS regarding any of the following:

(i) The application of accounting principles to a specific transaction, either completed or proposed;

(ii) The type of audit opinion that might be rendered on the Company’s financial statements, and none of the following was provided to the Company: (a) a written report; or, (b) oral advice that TPS concluded was an important factor considered by the Company in reaching a decision as to accounting, auditing or financial reporting issue; or

(iii) Any matter that was subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K.

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ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

The following exhibits are furnished with this report:

Exhibit No.	Exhibit Description

16.1	Letter of Thayer O’Neal Company, LLC dated October 2, 2020.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: 02 October 2020	DATA443 RISK MITIGATION, INC.

	By:	/S/ JASON REMILLARD
Jason Remillard,
Chief Executive Officer

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